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                                                                  EXHIBIT 10.5.3

                               EXECUTIVE AGREEMENT


     THIS EXECUTIVE AGREEMENT (the "Agreement") is entered into as of the 18th day of September, 2002 by and between ATWOOD OCEANICS, INC., a Texas corporation (the "Company"), and GLEN P. KELLEY (the "Executive").


                              W I T N E S S E T H:

     WHEREAS, it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in Section 2 below) of the Company; and

     WHEREAS, it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control; and

     WHEREAS, it is imperative to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations.

     NOW, THEREFORE, in order to accomplish these objectives, and in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

     1. CERTAIN DEFINITIONS. The following terms shall have the indicated meanings:

          (a) The "Change of Control Date" shall mean the first date during the Change of Control Period (as defined in Section 1(b)) on which a Change of Control occurs. Notwithstanding anything in this Agreement to the contrary, if a Change of Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (ii) otherwise arose in connection with or anticipation of the Change of Control, then for all purposes of this Agreement the "Change of Control Date" shall mean the date immediately prior to the date of such termination of employment.

          (b) The "Change of Control Period" shall mean the period commencing on the date hereof and ending on the third anniversary of such date; provided that commencing on the date hereof, the term of this Agreement shall be extended automatically for one (1) additional day for each day that has then elapsed since the date hereof, unless, at any time thereafter, the Board of Directors of the Company, on behalf of the Company, gives written notice to the Executive, in accordance with Section 13, below, that such automatic extension of the term of this Agreement shall cease. Any such notice shall be effective immediately upon delivery.

     2. CHANGE OF CONTROL. For the purposes of this Agreement, a "Change of Control" shall mean the occurrence of any one or more of the following:

          (a) The acquisition or formal tender offer by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (i) the then outstanding shares of common stock of the Company or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a Change of Control: (i)


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any acquisition directly from the Company; (ii) any acquisition by the Company;
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

          (b) The Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary; or

          (c) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

For the purposes of this Agreement, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) promulgated under the Exchange Act.

     3. POST-CHANGE OF CONTROL EMPLOYMENT PERIOD. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, in accordance with the terms and provisions of this Agreement, for the period commencing on the Change of Control Date and ending on the expiration of one year and six months thereafter (the "Post-Change of Control Employment Period").

     4. TERMS OF EMPLOYMENT. The following terms shall govern the Executive's employment during the Post-Change of Control Employment Period:

          (a)  Position and Duties.

               (i) During the Post-Change of Control Employment Period, the Executive shall be employed in a bona fide executive position with corresponding authority, duties and responsibilities, and the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Change of Control Date or any office which is the headquarters of the Company and is within the Greater Houston Statistical Metropolitan Area.

               (ii) During the Post-Change of Control Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Post-Change of Control Employment Period, it shall not be a violation of this Agreement for the Executive to serve on corporate, civic or charitable boards or committees, deliver lectures, fulfill speaking engagements, teach at educational institutions, and manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Change of Control Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Change of Control Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

          (b) Compensation. During the Post-Change of Control Employment Period, and prior to the termination of the Executive's employment as described in Section 5 hereof, the Executive shall be entitled to the following items of compensation:



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               (i)  Base Salary. During the Post-Change of Control Employment
     Period, the Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid in equal installments on a semi-monthly basis, at least equal to twelve times the highest monthly base salary paid or payable to the Executive by the Company and its affiliated companies in respect of the twelve-month period immediately preceding the month in which the Change of Control Date occurs. Any discretionary increase in Annual Base Salary during the Post-Change of Control Employment Period shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase, and the term "Annual Base Salary" as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

               (ii) (Annual Bonus. In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Post-Change of Control Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the average annualized (for any fiscal year consisting of less than twelve full months or with respect to which the Executive has been employed by the Company for less than twelve full months) bonus paid or payable, including by reason of any deferral, to the Executive by the Company and its affiliated companies in respect of the three fiscal years immediately preceding the fiscal year in which the Effective Date occurs. Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

               (iii) Incentive, Savings and Retirement Plans. During the Post-Change of Control Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, including without limitation, the Atwood Oceanics, Inc. 1996 Incentive Equity Plan, as amended and as may be further amended from time to time (the "1996 Incentive Equity Plan"), the Atwood Oceanics, Inc. 2001 Stock Incentive Plan, as may be amended from time to time (the "2001 Stock Incentive Plan"), the Atwood Oceanics, Inc. 401(k) Savings Plan, as amended and as may be further amended from time to time (the "401(k) Plan"),and subject to Section 7 hereof, the Atwood Oceanics, Inc. Retention Plan for Certain Salaried Employees, as may be amended from time to time (the "Retention Plan"), but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 90-day period immediately preceding the Change of Control Date or, if more favorable to the Executive, those provided generally at any time after the Change of Control Date to other peer executives of the Company and its affiliated companies.

               (iv) Welfare Benefit Plans. During the Post-Change of Control Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, supplemental health, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 90-day period immediately preceding the Change of Control Date or, if more favorable to the Executive, those provided generally at any time after the Change of Control Date to other peer executives of the Company and its affiliated companies.

               (v) Executive Life Insurance Plan. During the Post-Change of Control Employment Period, the Company shall continue to maintain the Atwood Oceanics, Inc. Executive Life Insurance Plan,



                                     Page 3

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     with its associated Salary Continuation Agreement, as may be amended from time to time, or pay to the Executive a lump sum representing the value of all benefits under such plan.

               (vi) Indemnification Arrangements. During the Post-Change of Control Employment Period, those certain Indemnification Agreements entered into between the Company and certain of its Executives shall remain in full force and effect and the Executive shall remain entitled to all of the benefits and protections afforded thereby.

               (vii) Expenses. During the Post-Change of Control Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for the Executive at any time during the 90-day period immediately preceding the Change of Control Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

               (viii) Vacation. During the Post-Change of Control Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for the Executive at any time during the 90-day period immediately preceding the Change of Control Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

     5.   TERMINATION OF EMPLOYMENT.

          (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Post-Change of Control Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Post-Change of Control Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 13(b) hereof of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Change of Control Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

          (b) Termination by the Company for Cause. The Company may terminate the Executive's employment during the Post-Change of Control Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean (i) a material breach by the Executive of the Executive's obligations under Section 4(a) (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the Executive's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach, or
(ii) the conviction of the Executive of a felony involving moral turpitude.

          (c) Voluntary Termination by Executive for Good Reason; Window Period; Voluntary Termination by Executive Not for Good Reason. The Executive's employment may be terminated during the Post-Change of Control Employment Period by the Executive for (i) Good Reason; (ii) during the Window Period by the Executive without any reason; or (iii) not for Good Reason. For purposes of this Agreement, "Window Period" shall mean the 30-day period immediately following the Change of Control Date and the 30-day period immediately following each successive anniversary of the Change of Control Date. For purposes of this Agreement, "Good Reason" shall mean:



                                     Page 4

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               (i)  the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a) or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (ii) any failure by the Company to comply with any of the provisions of Section 4(b), other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (iii) the Company's requiring the Executive to be based at any office or location other than that described in Section 4(a)(i) hereof;

               (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

               (v)    any failure by the Company to comply with and satisfy
     Section 12(c) hereof, provided that such successor has received at least ten days, prior written notice from the Company or the Executive of the requirements of Section 12(c) hereof.

     For purposes of this Section 5(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive. The Executive's employment may be terminated by the Executive for a reason other than for Good Reason pursuant to the terms of this Agreement.

          (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13(b). For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

          (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination, and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Change of Control Date, as the case may be.

     6.   OBLIGATIONS OF THE COMPANY UPON THE OCCURRENCE OF CERTAIN EVENTS.

          (a) Termination by the Executive for Good Reason or During the Window Period or by the Company Other Than for Cause, Death or Disability. If, during the Post-Change of Control Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment either for Good Reason or without any reason during the Window Period:

               (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:



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                      A.  the sum of (1) the Executive's Annual Base Salary
          through the Date of Termination to the extent not theretofore paid,
          (2) the product of the Highest Annual Bonus and a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and (4) any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), (3), and (4) shall be hereinafter referred to as the "Accrued Obligations"); and

                      B. the amount (such amount shall be hereinafter referred to as the "Severance Amount") equal to the sum of the Executive's Annual Base Salary, calculated from the Date of Termination through the remainder of the Post-Change of Control Employment Period and the Highest Annual Bonus, calculated from the Date of Termination through the remainder of the Post-Change of Control Employment Period; provided, however, that such amount shall be reduced by the present value (determined as provided in Section 280G(d)(4) of the Internal Revenue Code of 1986, as amended (the "Code")) of any other amount of severance relating to salary or bonus continuation, if any, to be received by the Executive upon termination of employment of the Executive under any severance plan, policy or arrangement of the Company; and

               (ii) any or all Stock Options awarded to the Executive under any plan not previously exercisable and vested shall become fully exercisable and vested; and

               (iii) for the remainder of the Post-Change of Control Employment Period, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 4(b)(iv) if the Executive's employment had not been terminated in accordance with the most favorable plans, practices, programs or policies of the Company and its affiliated companies as in effect and applicable generally to other peer executives and their families during the 90-day period immediately preceding the Change of Control Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility; and

               (iv) subject to the provisions of Section 7, to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive and/or the Executive's family any other amounts or benefits required to be paid or provided or which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice of or contract or agreement with the Company and its affiliated companies as in effect and applicable generally to other peer executives and their families during the 90-day period immediately preceding the Change of Control Date or, if more favorable to the Executive, as in effect generally thereafter with respect to other peer executives of the Company and its affiliated companies and their families (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

          (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Post-Change of Control Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for (i) payment of Accrued Obligations (which shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination) and
(ii) the timely payment or provision of any and all Other Benefits, which under their terms are available in the event of death.



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          (c)  Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Post-Change of Control Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for (i) payment of Accrued Obligations (which shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination) and (ii) the timely payment or provision of any and all Other Benefits, which under their terms are available in the event of a Disability.

          (d) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause during the Post-Change of Control Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive Annual Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive, in each case to the extent theretofore unpaid. If the Executive terminates employment during the Post-Change of Control Employment Period, excluding a termination either for Good Reason or without any reason during the Window Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

     7. WAIVER OF RIGHTS UNDER RETENTION PLAN AND FOR OTHER SEVERANCE. The Executive hereby agrees any and all benefits or payments arising out of or relating to the Retention Plan, if any, or any plan, program, policy or practice of or contract or agreement with the Company and its affiliated companies relating to the severance of employment ("Other Severance"), shall be fully offset against any benefits or payments due and owing hereunder.

     8. NON-EXCLUSIVITY OF RIGHTS. At any time prior to a Change of Control, and except as provided in Sections 6(a)(ii), 6(b) and 6(c), nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided after such Change of Control by the Company, its affiliated companies, or any successor thereof, and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

     9.   FULL SETTLEMENT; RESOLUTION OF DISPUTES.

          (a) The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 6(a)(ii), such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

          (b) If there shall be any dispute between the Company and the Executive (i) in the event of any termination of the Executive's employment by the Company, whether such termination was for Cause, or (ii) in the event of any termination of employment by the Executive, whether Good Reason existed or whether the termination occurred during the Window Period, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that the determination by the Executive of the existence of Good Reason was not made in good faith or that the Executive terminated his employment during the Window Period, as the case may be, the Company shall pay all amounts, and provide all benefits, to the Executive and/or the Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section 6(a) as though such termination were by the Company



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without Cause or by the Executive with Good Reason or for no reason during the
Window Period; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this paragraph except upon receipt of an undertaking by or on behalf of the Executive and/or the Executive's family or other beneficiaries, as the case may be, to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

     10. MAXIMUM PAYMENTS. It is the objective of this Agreement to maximize the Executive's Net After-Tax Benefit (as defined herein) if payments or benefits provided under this Agreement are subject to excise tax under Section 4999 of the Code. Therefore, in the event it is determined that any payment or benefit by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, including, by example and not by way of limitation, acceleration by the Company or otherwise of the date of vesting or payment or rate of payment under any plan, program or arrangement of the Company, would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Company shall first make a calculation under which such payments or benefits provided to the Executive under this Agreement are reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code (the "4999 Limit"). The Company shall then compare
(x) the Executive's Net After-Tax Benefit assuming application of the 4999 Limit with (y) the Executive's Net After-Tax Benefit without the application of the 4999 Limit and the Executive shall be entitled to the greater of (x) or (y). "Net After-Tax Benefit" shall mean the sum of (i) all payments and benefits which the Executive receives or is then entitled to receive from the Company, less (ii) the amount of federal income taxes payable with respect to the payments and benefits described in (i) above calculated at the maximum marginal income tax rate for each year in which such payments and benefits shall be paid to the Executive (based upon the rate for such year as set forth in the Code at the time of the first payment of the foregoing), less (iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by Section 4999 of the Code. The determination of whether a payment or benefit constitutes an excess parachute payment shall be made by tax counsel selected by the Company and reasonably acceptable to the Executive. The costs of obtaining this determination shall be borne by the Company.


     11. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 11 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

     12.  SUCCESSORS AND ASSIGNS.

          (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean



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the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     13.  MISCELLANEOUS.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:       Glen P. Kelley
                                c/o Atwood Oceanics, Inc.
                                15835 Park Ten Place Drive
                                Houston, Texas 77084

     If to the Company:         Atwood Oceanics, Inc.
                                15835 Park Ten Place Drive
                                Houston, Texas 77084
                                Attention: Chairman of the Board of Directors

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 5(c)(i)-(v) hereof, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) The Executive and the Company acknowledge that, except as specifically provided herein or as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will" and, prior to the Change of Control Date, may be terminated by either the Executive or the Company at any time, for any reason. Moreover, if prior to the Change of Control Date the Executive's employment with the Company terminates, then the Executive shall have no further rights under this Agreement.



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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     EXECUTIVE:

                                     /s/ GLEN P. KELLEY
                                     -----------------------------
                                     Glen P. Kelley




                                     Company:

                                     ATWOOD OCEANICS, INC.

                                      By: /s/ GEORGE S. DOTSON
                                         --------------------------
                                         Name:  George S. Dotson
                                         Title: Director